EXHIBIT 10.2
                                                                    ------------

March 15, 2006                                            [ELECTRONIC SENSOR
                                                          TECHNOLOGY, INC. LOGO]
Philip Y. Yee
5541 Adelina Court
Agoura Hills, CA  91301

Dear Mr. Yee:

Electronic Sensor Technology, Inc. is pleased to offer you the position of Controller with the following compensation package:

1. Starting base salary of $75,000/year. It will be adjusted to $80,000/year after completion of the three-month trial period.
2. A stock option grant of 75,000 shares, after completion of the above mentioned three-month trial period and subject to the approval of the board of directors, with 15,000 shares vest immediately on the date of grant and the rest to be vest in four equal installments at 15,000 shares on each of your employment anniversary date for the next four years.
3. Eligible to participate in a number of Company sponsored benefits including two weeks paid vacation, one week sick leave and one week bereavement leave based on actual needs, all in accordance with the Company's policies as in effect from time to time. In addition, you will be covered under Company paid health insurance program including major medical, dental and vision care, group life insurance of $15,000 and long term disability. You will also be eligible to participate in the 401(k) plan after one-year service.
4.   You will be reporting to the Vice President of Finance and Administration.

You are expected to execute the company standard forms of Assignment of Rights (for new inventions and work products), Confidentiality and Non-Disclosure Agreements as shall be provided to you by the Company upon your reporting to work.

We feel strongly that you will be an asset to the company and can contribute to the growth of Electronic Sensor Technology as a team player.

                                                             Sincerely,


                                                             /s/ Teong C. Lim
                                                             -------------------
                                                             Teong C. Lim, Ph.D.
                                                             President and CEO

Accepted and Agreed to the Offer
And will report to duty on _____________

/s/ Philip Yee    Dated 3/16/06